Exhibit 23.4

23 February 2026
519-13
MP Materials Corp.
1700 Pavilion Drive, Suite 800
Las Vegas, NV 89135

Attention	Ryan Corbett
Chief Financial Officer

Subject:	Consent Letter – Mountain Pass Technical Report Summary

Dear Mr. Corbett:

In connection with the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and any amendments thereto (collectively, the “Form 10-K”) to be filed by MP Materials Corp. (the “Company”) with the U.S. Securities and Exchange Commission (“SEC”), SGS North America, Inc. (“SGS”), hereby consents to:

(1)	the filing and/or incorporation by reference by the Company and use of the Technical Report Summary titled “SEC Technical Report Summary, Pre-Feasibility Study, Mountain Pass Mine, San Bernardino County, California” with an effective date of October 1, 2025, and a report date of February 16, 2026 (the “Technical Report Summary”) that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the SEC, as an exhibit to and referenced in the Form 10-K;

(2)	the use of and references to SGS’s name as a “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), in connection with the Form 10-K and any such Technical Report Summary; and

(3)	the use of any quotation from, or summarization of, the particular section or sections of the Technical Report Summary in the Form 10-K, to the extent it was prepared by SGS, that SGS supervised its preparation of and/or that was reviewed and approved by SGS, that is included or incorporated by reference to the Form 10-K.

SGS is responsible for, and this consent pertains to portions of Sections 1, 10, 14, 18, 22, 23, 24 and 25 of the Technical Report Summary.

SGS also consents to the incorporation by reference in the Company’s registration statements on Form S-8 (No. 333-252361) and Form S-3 (Nos. 333-251239, 333-261954 and 333-285419) of the above items as included in the Form 10-K.

Neither the whole nor any part of the Technical Report Summary nor any reference thereto may be included in any other filings with the SEC without the prior written consent of SGS as to the form and context in which it appears.

Very truly yours,

/s/ Joseph Keane
Joseph Keane P.E., Q.P.
Mineral Processing Engineer Consultant
SGS North America, Inc.

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